Exhibit 99.1

Aurinia Pharmaceuticals Reports Financial Results for the Three and Twelve Months Ended December 31, 2024 and Provides Update on Recent Corporate Progress

ROCKVILLE, Maryland and EDMONTON, Alberta – February 27, 2025 – Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) today announced financial results for the three and twelve months ended December 31, 2024 and provided an update on recent corporate progress.

Fourth Quarter 2024 Financial Results
•Total Revenue: For the three months ended December 31, 2024, total revenue was $59.9 million, up 33% from $45.1 million in the same period of 2023.
–Net Product Sales: For the three months ended December 31, 2024, net product sales of LUPKYNIS, the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis, were $57.6 million, up 36% from $42.3 million in the same period of 2023.
–License, Collaboration and Royalty Revenue: For the three months ended December 31, 2024, license, collaboration and royalty revenue, which includes manufacturing services revenue and royalties from Aurinia’s collaboration partner, Otsuka, was $2.3 million, down 18% from $2.8 million in the same period of 2023.
•Net Income (Loss): For the three months ended December 31, 2024, net income (loss) was $1.4 million, compared to $(26.9) million in the same period of 2023.
•Cash Flow Provided by Operating Activities: For the three months ended December 31, 2024, cash flow provided by operating activities was $30.1 million, up 110% from $14.3 million in the same period of 2023.
Full Year 2024 Financial Results
•Total Revenue: For the twelve months ended December 31, 2024, total revenue was $235.1 million, up 34% from $175.5 million in 2023.
–Net Product Sales: For the twelve months ended December 31, 2024, net product sales were $216.2 million, up 36% from $158.5 million in 2023.
–License, Collaboration and Royalty Revenue: For the twelve months ended December 31, 2024, license, collaboration and royalty revenue, which includes a milestone payment, manufacturing services revenue and royalties from Otsuka, was $18.9 million, up 11% from $17.0 million in 2023.
•Net Income (Loss): For the twelve months ended December 31, 2024, net income (loss) was $5.8 million, compared to $(78.0) million in 2023.
•Cash Flow Provided by (Used in) Operating Activities: For the twelve months ended December 31, 2024, cash flow provided by (used in) operating activities was $44.4 million, compared to $(33.5) million in 2023.
Cash Position
As of December 31, 2024, Aurinia had cash, cash equivalents, restricted cash and investments of $358.5 million, compared to $350.7 million at December 31, 2023. For the year ended December 31, 2024, the Company repurchased 6.1 million of its common shares for $41.0 million.
Full Year 2025 Total Revenue and Net Product Sales Guidance
For 2025, Aurinia expects total revenue in the range of $250 million to $260 million and net product sales in the range of $240 million to $250 million.

Research and Development Update
In September 2024, Aurinia initiated a Phase 1 study of AUR200, its potentially best-in-class dual inhibitor of B cell activating factor (BAFF) and a proliferation inducing ligand (APRIL). BAFF and APRIL are cytokines that stimulate B cell proliferation and activity and are upregulated in many autoimmune diseases. In preclinical studies, AUR200 potently inhibited B cell proliferation and production of IgA and IgM antibodies and exhibited pharmacokinetic and pharmacodynamic properties consistent with once-monthly dosing. Aurinia expects to report initial results from its Phase 1 study of AUR200 in the second quarter of 2025.
“We are pleased to have delivered strong LUPKYNIS sales growth in 2024,” stated Peter Greenleaf, President and Chief Executive Officer of Aurinia. “We expect 2025 to be an exciting year for Aurinia. We remain focused on increasing LUPKYNIS’s adoption among the many lupus nephritis patients who could benefit from this important treatment, while, at the same time, advancing our important pipeline product, AUR200, which has the potential to treat a wide range of autoimmune diseases.”
Webcast & Conference Call Details
A webcast and conference call will be hosted today, February 27th, at 8:30 a.m. ET. The link to the audio webcast is available here. To join the conference call, please dial 877-407-9170/+1 201-493-6756. A replay of the webcast will be available on Aurinia’s website.
About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing AUR200, a dual inhibitor of B cell activating factor (BAFF) and a proliferation inducing ligand (APRIL) for the potential treatment of autoimmune diseases.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with: LUPKYNIS net product sales, the timing of clinical study results and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.
Media and Investor Inquiries:
Andrea Christopher
Corporate Communications and Investor Relations
Aurinia Pharmaceuticals Inc.
achristopher@auriniapharma.com

General Investor Inquiries
ir@auriniapharma.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$83,433	$48,875
Short-term investments	275,043	301,614
Accounts receivable, net	36,544	24,089
Inventory, net	39,228	39,705
Prepaid expenses and deposits	11,219	9,486
Other current assets	1,129	1,031
Total current assets	446,596	424,800
Finance right-of-use lease assets	92,072	108,715
Intangible assets, net	4,355	4,977
Operating right-of-use lease assets	4,068	4,498
Property and equipment, net	2,731	3,354
Long-term investments	—	201
Other noncurrent assets	823	1,517
Total assets	$550,645	$548,062

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,187	$4,327
Accrued expenses	64,971	50,062
Finance lease liabilities, current portion	14,046	14,609
Deferred revenue	11,002	4,813
Operating lease liabilities, current portion	1,026	989
Other current liabilities	1,531	2,388
Total current liabilities	97,763	77,188
Finance lease liabilities, less current portion	58,554	75,479
Deferred compensation and other noncurrent liabilities	11,107	10,911
Operating lease liabilities, less current portion	5,743	6,530
Total liabilities	173,167	170,108
Shareholders' equity
Common shares - no par value, unlimited shares authorized, 140,883 and 143,833 shares issued and outstanding at December 31, 2024 and 2023, respectively	1,187,696	1,200,218
Additional paid-in capital	126,999	120,788
Accumulated other comprehensive loss	(647)	(730)
Accumulated deficit	(936,570)	(942,322)
Total shareholders' equity	377,478	377,954
Total liabilities and shareholders’ equity	$550,645	$548,062

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Years ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(unaudited)
Revenue
Net product sales	$57,582	$42,315	$216,186	$158,533
License, collaboration and royalty revenue	2,285	2,780	18,947	16,980
Total revenue	59,867	45,095	235,133	175,513
Operating expenses
Cost of revenue	5,552	5,395	28,248	14,148
Selling, general and administrative	37,032	50,072	172,028	195,036
Research and development	8,107	10,228	20,785	49,641
Restructuring	15,351	—	23,106	—
Other (income) expense, net	(4,506)	9,074	(4,347)	8,379
Total operating expenses	61,536	74,769	239,820	267,204
Loss from operations	(1,669)	(29,674)	(4,687)	(91,691)
Interest income	3,988	4,568	16,970	16,997
Interest expense	(1,146)	(1,310)	(4,835)	(2,775)
Net income (loss) before income taxes	1,173	(26,416)	7,448	(77,469)
Income tax (benefit) expense	(256)	459	1,696	551
Net income (loss)	$1,429	$(26,875)	$5,752	$(78,020)
Basic	$0.01	$(0.19)	$0.04	$(0.54)
Diluted	$0.01	$(0.19)	$0.04	$(0.54)

Shares used in computing earnings (loss) per share
Basic	142,179	142,927	143,057	143,236
Diluted	147,675	142,927	146,194	143,236

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Years ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net income (loss)	$5,752	$(78,020)	$(108,180)
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	31,596	45,311	32,300
Amortization and depreciation	19,445	11,647	2,706
Foreign exchange (gain) loss on revaluation of finance lease liability (Monoplant)	(5,910)	5,949	—
Net amortization of premiums and discounts on investments	(12,731)	(12,141)	(1,572)
Non-cash write-down of inventory	—	916	3,646
Other, net	788	(1,515)	(1,612)
Net changes in operating assets and liabilities:
Accounts receivable, net	(12,455)	(10,606)	1,927
Inventory, net	477	(15,869)	(9,072)
Prepaid expenses and other current assets	(1,834)	4,399	(2,404)
Other noncurrent operating assets	31	(16)	(363)
Accounts payable	860	1,240	(792)
Accrued expenses and other liabilities	13,330	12,154	1,491
Deferred revenue	5,789	3,763	3,048
Operating lease liabilities	(750)	(673)	(652)
Net cash provided by (used in) operating activities	44,388	(33,461)	(79,529)
Cash flows from investing activities:
Proceeds from the sale and maturities of investments	585,418	529,376	464,316
Purchases of investments	(545,832)	(523,500)	(523,993)
Upfront lease payments	(43)	(11,864)	(663)
Purchases of property, equipment and intangible assets	(281)	(718)	(292)
Net cash provided by (used in) investing activities	39,262	(6,706)	(60,632)
Cash flows from financing activities:
Repurchase of common shares	(40,239)	—	—
Principal portion of finance lease payments	(11,989)	(10,025)	—
Proceeds from issuance of common shares from exercise of stock options and vesting of RSUs	8,186	5,324	1,561
Proceeds from issuance of common shares under ESPP	1,084	1,850	1,912
Taxes paid related to net settlement of exercises of stock options and vesting of RSUs	(6,134)	(2,279)	(1,040)
Net cash (used in) provided by financing activities	(49,092)	(5,130)	2,433
Net increase (decrease) in cash, cash equivalents and restricted cash	34,558	(45,297)	(137,728)
Cash, cash equivalents and restricted cash, beginning of the period	48,875	94,172	231,900
Cash, cash equivalents and restricted cash, end of the period	$83,433	$48,875	$94,172